EXHIBIT 10.5





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                         Agreement for Medicare Service








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    Agreement on Medical Treatment Service of the Appointed Medical Treatment
     Institutions in Charge of the Basic Medicare Service for Employees in
        District-Class Department Directly under the Central Government

Party A: Social Security Department of Guangxi Zhuang Municipality Party B: Nanning Tongji Hospital Co. Ltd.

   In order to guarantee those insured working for district-class department directly under central government to enjoy medical treatment services,according to the Notice on the Interim Procedures of the Management of Appointed Medical Treatment Institutions in Charge of the Basic Medicare service for Employees in Cities and Towns (No.14 [1999] issued by Ministry of Labor & Social Security) enacted by Ministry of Labor & Social Security, Ministry of Health and State Administration of Traditional Chinese Medicine, and other relevant regulations such as the Interim Procedures of the Basic Medical Treatment Insurance of the Employee working for the district-class department directly under central government. A has confirmed B as the appointed medical treatment institution and both parties sign the following agreements.
                           Chapter 1 General Provision
   Article 1 A and B shall seriously implement the national regulations concerned and Management on the Basic Medical Treatment Insurance of the Employee working for the district-class department directly under the central government and its attached documents.
    Article 2 A and B shall educate the insured and medical personnel to accord with the regulations of medical treatment insurance. Both sides are authorized to provide the other side with reasonable suggestions and accuse the other side of or complain about the violation to regulations.
   Article 3 B shall provide the basic medical treatment insurance service to the insured and enhance internal management according to national laws, regulations and this agreement, make and practice the relevant measures of the basic medical treatment insurance policies and regulations and offer convenience to the insured. B must appoint a leader with academic level in charge of the operation of the basic medical treatment insurance and employ full-time (part-time) administrators to operate well the management on appointed medical treatment service together with A. B is responsible for providing A with the information and data on basic medical treatment insurance. B should offer assistance if A needs to look up the information and case history of the insured or inquire the person involved.
   Article 4 B should provide and transfer the materials of the basic medical treatment insurance and the data of medical expenses settlement to A timely and accurately in order that A can know well about the materials of B in time and take real-time supervision.
   Article 5 During the medical services if B violates the medical treatment insurance policies and regulations of our region, does not implement the items in this agreement and is complained because of the low quality medical service; the insured enter the hospital under a false name or be hospitalized in different stages; B reports more expenses than it should be and gains the medical insurance funds by illegal methods, brings the new items, equipment or technology into the payment scope of medical treatment insurance funds and violates the expenses standard of our region and so on, A is authorized to propose suggestions to B to make corrections in the specified time and refuse to pay the expenses against the regulations when the behaviors mentioned above are


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proved to be true. If the behaviors seriously violate the regulations, A is authorized to criticize, circulate the criticism note, suspend or terminate the agreement.
    Article 6 A shall provide B in time with the information of the insured relating to B, pay the medical treatment expenses taken charge of by A to B and report in time the variation of the policies, management system and operation rules of the basic medical treatment insurance to B.
   Article 7 After the contract is signed, B should hang the unified mark of the appointed medical treatment institution made by A in the noticeable position, set the "column of the medical treatment insurance policies" and the "complaining box of the basic medical treatment insurance" and announce the main policies of the basic medical treatment insurance and main points of this agreement to the insured.
                       Chapter 2 Taking Medical Treatment Article 8 During the procedure of diagnosis B shall strictly follow the first-diagnosis-taking charge principle and the principles of treatment that suits the diseases and reasonably take examination, diagnosis and prescription in order to improve the quality of medical treatment.
    Article 9 B shall insist on the principle of "base-on-patient" and provide services warmly to the insured. B shall take serious inspection if the insured complain the staffs of B about their bad manners. The cases will be strictly dealt with according to relevant regulations if the situations are true.
    Article 10 If there is any medical accident happening to the insured during the diagnosis of B, B shall inform A in writing in 3 working days since the accident happened. A can unilaterally terminate the contract if the medical accidents have happened for many times causing serious consequences.
    Article 11 B shall identify the identification, certificate and diseases type of the insured seriously during the diagnosis.
    1. B shall examine the insurance cards seriously when the insured register on the out-patient and in-patient department and check the validity of the certificates. A is not responsible for any expenses during the diagnosis with invalid certificates.
    2. If B discovers that the patient is not in accordance with the certificate of medical insurance, B will refuse to keep the account and will hold the certificate and inform A in time.
   3. B shall examine whether the diseases of the insured are involved in the payment scope of medical treatment insurance. Those caused by illegality and crime, civil infringement, injuries resulting from self mistakes like fight, over drunk, drug abuse, traffic accidents, suicide (excluding psychotic) and so on, and those caused by injuries in work and procreation are not involved in the payment scope of medical treatment insurance. Otherwise A will not pay any expenses concerned.
   Article 12 B shall set up case history of out-patient and in-patient department. The insured must go hospital with case history. The records shall be clear, accurate, complete and well kept for examination. Out-patient prescription shall be preserved for at least 2 years and in-patient case history shall be kept at least 15 years.
   Article 13 B shall use the out-patient case history record, prescription, note and settlement document etc. provided by A.
   Article 14 B must promise to provide hospital beds within the basic medical treatment service scope to the insured in this medical treatment institution.
   Article 15 B shall strictly grasp the standard of hospitalization. A will not be responsible for the expenses of medical treatment if those insured that


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discord with the in-patient conditions are hospitalized or stay in hospital only in name or are hospitalized in different stages and so on. B will take relevant responsibility if B denies those insured that accord with the conditions.
    Article 16 B shall go through the procedures of leaving hospital for those insured that accord with the conditions of leaving normally within 3 working days (excluding the postpone caused by the insured themselves). A shall not be responsible for the expenses increased by those that deliberately postpone the time staying in hospital. If the insured refuse to leave hospital, B will stop recording the accounts since the day when the insured are informed of leaving and deal with them as the patients at their own expenses. A shall be informed about this situation in time.
   Article 17 B shall go through the procedures of transferring diagnosis and treatment for the insured according to relevant regulations. B shall take the responsibility for the damage of the insured that accord with the transferring conditions caused by the late handling of B.
   Article 18 If the costs of the services and medicines provided by B have exceeded the scope of the basic medical treatment insurance and the insured need to pay with their own expenses, this must be permitted and signed in writing by the insured and their family members in advance. Otherwise the insured are authorized to refuse the payment. B is responsible for the consequent disputes and losses.
              Chapter3 Management of Diagnosis and Treatment Items Article 19 B shall strictly implement the regulations on the management of diagnosis and treatment items by the state and the municipality .
   Article 20 When the insured receive examination in other appointed medical treatment institutions of A, B shall make good use of the result and avoid unnecessary repeated examination.
   Article 21 B shall reasonably control the medical treatment cost according to the management of diagnosis and treatment items stipulated by A and is not allowed to carry out the diagnosis and treatment far away from the medical purpose. When the doctors examine the insured, the income of the treatment is not allowed to directly connect with the salaries of the doctors and the income of their departments. If B violates this term after the examination by A, A can refuse to pay the relevant costs and exclude the relevant items from those settled. If the circumstance is serious, A can unilaterally terminate the agreement.
    Article 22 After the contract is signed, if B implements new medical treatment items outside the stipulations in the contract and these items are included in the basic medical treatment items set by the department of labor & social security of the municipality, they will be dealt with under the following principles:
    1. B applies A for adding new medical treatment items. 2. A will take examination according to the application of B. During the examination B shall provide A with the relevant materials and offer convenience to A when A carries out on-the-spot investigation. A is obligated to keep secret on the materials provided by B.
    3. A shall complete the examination 20 working days after the application of B (excluding the time when B makes supplementary application because of the incompleteness of the materials).
                        Chapter 4 Management of Medicine
   Article 23 A shall report in time the management policy on medicines of the basic medical treatment insurance. B shall ensure the supply of the medicines included in the list of medicines of the basic medical treatment insurance and offer the reserved medicines list including the details such as the commodity name, the common name, and types etc. according to the requirement of A.
   Article 24 B shall strictly implement the regulations on medicine scope of the basic medical treatment insurance of Guangxi Zhuang municipality. A will not


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be responsible for the costs of the exceeding part.
   Article 25 The out-patient medicines of the insured in one prescription are mainly for one kind of disease or for two kinds at most. B shall prescribe doses of 3 to 5 days for common diseases, doses of 7 days for chronic diseases, doses of no more than 14 days at most for special chronic diseases. The medicines the insured take out of the hospital will be limited to doses of no more than 7 days. The medicines brought away shall be limited for the diseases in the first diagnosis.
    Article 26 B shall allow the insured to buy medicines outside the hospital in the designated retail drug stores with prescription and their purchase can not be interfered with. The prescription shall be clear and neat.
   Article 27 The medicines provided by B shall have small packing in accordance with the regulation of the basic medical treatment insurance on doses.
    Article 28 A shall pay the expenses if B uses the pharmaceuticals produced by B and listed in the scope of basic medical treatment insurance medicines. B shall follow article 23 if the new pharmaceuticals produced by B apply for entering the scope of basic medical treatment insurance medicines.
   Article 29 The same type of medicines in the scope of the basic medical treatment insurance medicine shall be used within the medicine bidding scope of the government.
   Article 30 A will not pay the exceeding parts if the prices violate the price policies and are higher than the price settled by state or autonomous region price department.
   Article 31 If there are counterfeit and shoddy medicines that B provides to the insured, A will not pay the costs of medicines and other relating medical treatment expenses and will report to the medicine supervision management department. If B or its staffs gather sales commissions of the medicines illegally, A will take off all the expenses of those kinds of medicines after confirming the truth.
                                Chapter 5 Payment
   Article 32 Both A and B shall strictly implement the Interim Procedure on Payment Settlement of the Basic Medical Treatment Insurance of the Employee working for district-class department directly under the central government
   Article 33 The in-patient expenses shall be paid off by item expenses settlement according to the Interim Procedure on Payment Settlement of the Basic Medical Treatment Insurance of the Employee working for district-class department directly under the central government.
   The medical expenses settlement of family patient bed will be paid off by the same method as that of the in-patient expenses.
   The medical expenses in observation ward will be recorded by B into the settlement document and reported to A monthly and paid off by item expenses settlement.
   Article 34 B shall report the expenditure list of the medical treatment expenses of the insured last month to A before the 10th each month for A's examination.
   Article 35 A will make a random inspection on the prescription for medicine purchase outside the out-patient department on a regular schedule. Those expenses violating the regulations will be deducted according to proportion.
   The expenses of the insured in B within the scope of the basic medical treatment insurance will be examined by A. The expenses under any of the following condition will be deducted by A after being proved to be true and B will take the responsibility.


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   1. The clinical medicines, examination and treatment disaccord with the disease diagnosis and record. The corresponding medicines and diagnosis items are not recorded in the case history. The record in the case history is not in accordance with the actual prescribed medicine.
   2. Hospitalization in name (the in-patient insured do not receive medical treatment in hospital or do not stay in hospital during the night).
   3. Items outside the payment scope of medical treatment insurance are included in the items within the payment scope of medical treatment insurance. The treatment exceeds the standard and scope. The expenses are charged repeatedly or more than the standard.
   Article 36 If the insured have any medical accidents in B, they shall be dealt with according to the management of medical accidents. A will not pay the costs of the accidents or consequent expenses.
   Article 37 If the insured complain about the unreasonable charge by B, B shall return those payment after A examines and proves to be true.
   Article 38 B makes an untrue report on the expenses violating the agreement or its staffs conspiring with the insured get the medical treatment insurance funds by cheating after A examines and proves to be true, the compensation for breaking the contract will be deducted and this will be reported to the relevant administrative department. If crime is suspected to be involved, A shall report to the judiciary.
   Article 39 B is responsible for charging the personal expenses paid by the insured and should use the special receipt note.
   Article 40 A shall complete the examination and settlement of the expenses in 30 days since the receipt of the expenses report offered by B and pay 90% of the reasonable medical treatment expenses to B. The remaining 10% will be taken as the guarantee fund. All the expenses will be paid off according to the result of the annual examination before the end of March next year.
                        Chapter 6 Information Management
   Article 41 A provides B with the installation and management of the remote application software of Information System of Management on Medical Treatment Insurance of the district-class department directly under the central government and is responsible for training and instructing the personnel of B to operate this system.
   Article 42 A is responsible for the upgrade and maintenance of the remote system of the medical treatment insurance information system and offer technical support to B.
   Article 43 B shall strictly follow the requirement of A on information and the data of the insured provided to A shall be true and accurate.
   1. The information such as name, standard, unit for accounting price etc. of the medicines and medical service items in the computer management system of B shall be in accordance with that in the database of A. If B finds that the content of expenses items (including medicines) are not in accordance with that in the information center, B shall report to A by the software provided by A and start using the content replied by A after examination.
   2. According to the requirement B shall upload and download the medical treatment insurance data at least once for each day.
   3. According to the requirement of the information management department of A, B shall timely adjust the software, hardware and the communication between the hospital and the data center. B will be responsible for the communication cost.
   4. B shall check the announcement column of medical treatment insurance information and do well the jobs according to the information in the column


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announced by A. Any problems shall be reported to A in time. B shall be responsible for the loss if the regulations are not followed.
   Article 44 B shall establish a perfect system to enhance the management on network security of medical treatment insurance information.
   1. B shall appoint special person to operate the equipment and software used in charging the medical treatment insurance expenses. If it is because of the man-made mistakes resulting in data variation and loss or the damage of equipment causing loss of funds or complaint by the insured, A will take off some points in the annual examination according to the situations.
   2. The medical insurance operators and administrators of B must be qualified to use the computers only after they pass the examination through the training of A.
   3. B shall report in writing to the information management department of A if B wants to increase the charging points or use standard interface linking to the data center. A is responsible for the development, installation and management of the interface software after approval and the costs are taken by B.
   4. B shall make copies of the data everyday according to the requirement. B will take full responsibility for the data loss caused by the collapse of the system.
   Article 45 B shall enhance the service of medical treatment insurance information. If the following services are not provided to the insured, A will take off some points in the annual examination according to the situations.
   1. B is obligated to provide the insured with the services like personal account inquiry, medical expenses inquiry, policy explanation etc.
   2. B provides the insured with the 24-hour (including holiday) settlement service for medical expense card and offers receipt notes and settlement documents (including detailed list). B must deal the expenses that are confirmed by the insured and B together and need to be corrected
                          Chapter 7 Dispute Resolution
   Article 46 If there is any dispute during the implementation of the agreement, both sides can resolve the disputes through consultation. If the consultation is invalid, both sides can apply for arbitration or bring lawsuits to court.
                       Chapter 8 Supplementary Provisions

     Article 47 Term of the agreement: From January 1st, 2007 to December 31st, 2007
     Article 48 If there is any adjustment of the national laws and regulations during the implementation of the agreement, A and B shall amend the agreement according to the new laws and regulations. Both sides can terminate the agreement if no agreement has been reached. During the implementation of the agreement B shall inform A about any variation of registered capital, service conditions, service content, and legal representative etc.
     Article 49 Both A and B shall inform the other side in writing 30 days in advance with whatever reason to terminate the agreement.
     Article 50 A and B can renew the agreement 30 days before the expiration of the term.
     Article 51 Those items unmentioned herein will be supplemented by exchange of letters through the consultation between A and B and have the same legal effect as this agreement.
     Article 52 This agreement is in duplicate and each party holds one. All of them are of the same effect.
   Attachment 1: Examination standard of annual service quality of the appointed medical treatment institutions in charge of the basic medical treatment


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insurance of the workers in the organizations under the direct jurisdiction of center and region.
   Attachment 2: Standard of annual examination on service quality of the appointed medical treatment institutions in charge of the basic medical treatment insurance of the Employee working for district-class department directly under the central government.
   Attachment 3: Standard of daily examination on service quality of the appointed medical treatment institutions in charge of the basic medical treatment insurance of the employee working for district-class department directly under the central department.
   Attachment 4: Standard of quality examination on the appointed medical treatment institutions in charge of the basic medical treatment insurance of the employee working for district-class department directly under the central government.


A: Social Security Department of           B: Nanning Tongji Hospital Co., Ltd
Guangxi Zhuang municipality (Seal)            (Seal)
Legal representative (Sign):                  Legal representative (Sign):
                                              January 1, 2007


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